EXHIBIT 32.1

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the quarterly report of Infolinx Communications Ltd. (the "Company") on Form 10QSB for the fiscal period ending February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Garfield, President & C.E.O. of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Mark Garfield

Name: Mark Garfield
Title: President & Chief Executive Officer
April 11, 2008